Form N-SAR
Item 77 I
Terms of New or Amended Securities
The RBB Fund, Inc.


The Company incorporates herein by reference Articles Supplementary of Registrant for Class PPPP, QQQQ, RRRR,
SSSS, TTTT, UUUU, and VVVV shares of the Robeco Emerging Markets Fund: Investor Class, Institutional Class, and Class A; SAM Sustainable Global Active Fund: Investor Class and Institutional Class; and SAM Sustainable Themes Fund Investor Class and Institutional Class, respectively, filed as exhibit (a)(55) to the Registrant's Post-Effective
Amendment No. 128 filed electronically with the SEC on January 26, 2009. (Accession No. 0001193125-09-011091).